                                                                    EXHIBIT 25.1


              ===================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               __________________


                                    FORM T-1

                               __________________


                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               __________________


                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) ____

                               __________________


                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

          New York                                            13-5459866
(Jurisdiction of incorporation                             (I.R.S. employer
 if not a U.S. national bank)                             identification No.)

      114 West 47th Street                                     10036-1532
         New York, NY                                          (Zip Code)
     (Address of principal
       executive offices)

                           J.M. PETERS COMPANY, INC.
              (Exact name of obligor as specified in its charter)

         Delaware                                             95-2956559
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

        3501 Jamboree Road
            Suite 200
     Newport Beach, California                                   92660
(Address of principal executive offices)                       (Zip Code)


                               __________________


                         12 3/4% Senior Notes due 2002
                      (Title of the indenture securities)

              ===================================================

                                    GENERAL


1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
           (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.


2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None


3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

    J.M. Peters Company, Inc. currently is not, and has not been in default under any of its outstanding securities issued under indentures for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
    required under General Instruction B.


16. LIST OF EXHIBITS.

    T-1.1 - "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

    T-1.2 - The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

    T-1.3 - The authorization of the trustee to exercise corporate trust powers is contained in the Charter
              (Exhibit T-1.1).

16. LIST OF EXHIBITS
    (Continued)

    T-1.4  -  The By-laws of the United States Trust Company of
              New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

    T-1.6  -  The consent of the trustee required by Section
              321(b) of the Trust Indenture Act of 1939.

    T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



NOTE

As of May 31, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

                               __________________


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of May, 1994.



                                                  UNITED STATES TRUST COMPANY OF
                                                       NEW YORK, Trustee


                                                  By:     MARGARET CIESMELEWSKI

                                                          Margaret Ciesmelewski
                                                        Assistant Vice President

                                                                   Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
        OF NEW YORK



By:    GERARD F. GANEY
    ---------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7
                      Consolidated Report of Condition of
                    UNITED STATES TRUST COMPANY OF NEW YORK
and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                 DOLLAR AMOUNTS
                                      ASSETS                                      IN THOUSANDS
                                                                                 --------------
Cash and balances due from depository institutions:
  a.  Noninterest bearing balances and currency and coin:                          $  176,527
  b.  Interest bearing balances:                                                       50,000
Securities:                                                                           833,859
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:                                    1,753
  a.  Federal funds sold:                                                             205,000
  b.  Securities purchased under agreements to resell:                                 32,000
Loans and lease financing receivables:
  a.  Loans and leases, net of unearned income:                        1,271,077
  b.  LESS: Allowance for loan and lease losses:                          11,928
  c.  Loans and leases, net of unearned income,
      allowance and reserve:                                                        1,259,149
Premises and fixed assets (including capitalized leases):                              98,896
Other real estate owned:                                                               11,543
Investments in unconsolidated subsidiaries and associated companies:                      725
Intangible assets:                                                                        856
Other assets:                                                                         256,699
                                                                                   ----------
TOTAL ASSETS                                                                       $2,925,254
                                                                                   ==========
                                      LIABILITIES
Deposits:
  a.  In domestic offices:                                                         $2,345,177
      (1)  Non interest bearing:                                       1,228,335
      (2)  Interest bearing:                                           1,116,842
  b.  In foreign offices, Edge and Agreement
      subsidiaries, and IBF's:                                                          5,617
      (1)  Interest bearing:                                               5,617
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  a.  Federal funds purchased:                                                        211,921
  b.  Securities sold under agreements to repurchase:                                  15,016
Demand notes issued to the U.S. Treasury:                                              33,824
Other Borrowed Money                                                                       10
Mortgage indebtedness and obligations under capitalized leases:                         2,429
Subordinated notes and debentures:                                                     12,453
Other liabilities                                                                     118,457
                                                                                   ----------
TOTAL LIABILITIES                                                                  $2,744,904
                                                                                   ==========
                                    EQUITY CAPITAL
Common Stock                                                                       $   14,995
Surplus:                                                                               41,500
Undivided profits and capital reserves:                                               123,855
                                                                                   ----------
TOTAL EQUITY CAPITAL:                                                              $  180,350
                                                                                   ==========
TOTAL LIABILITY AND EQUITY CAPITAL:                                                $2,925,254
                                                                                   ==========


I, Richard E. Brinkman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 RICHARD E. BRINKMANN, SVP, Comptroller
                                                       January 31, 1994

We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


H. MARSHALL SCHWARZ
FREDERICK S. WONHAM                                    Trustees
DONALD M. ROBERTS